Exhibit 99.1

Allscripts Contacts:
Dan Michelson	Bill Davis
Chief Marketing Officer	Chief Financial Officer
312-506-1217	312-506-1211
dan.michelson@allscripts.com	bill.davis@allscripts.com

Todd Stein Senior Manager/Public Relations 312-506-1216 todd.stein@allscripts.com

FOR IMMEDIATE RELEASE

Allscripts Reports Second Quarter 2007 Results

Company Posts Record Revenue and Earnings Per Share

CHICAGO—August 7, 2007—Allscripts (Nasdaq: MDRX), the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare, today announced results for the three and six months ended June 30, 2007.

Total revenue for the three months ended June 30, 2007 was a record $70.0 million, compared to $60.0 million for the same period last year. Revenue from software and related services for the three months ended June 30, 2007 was $54.7 million, compared to $46.7 million for the same period last year, increasing by 17%. Gross margin percentage was 51% for the second quarter of 2007, compared to 52% during the second quarter of 2006.

Net income for the three months ended June 30, 2007 was $6.0 million, or $0.10 per diluted share, compared to net income of $2.8 million, or $0.05 per diluted share, for the same period last year. Non-GAAP adjusted earnings for the three months ended June 30, 2007 were $7.9 million, or $0.13 per diluted share—a new record for the Company—compared to non-GAAP adjusted earnings of $5.1 million, or $0.09 per diluted share for the same period last year. Non-GAAP adjusted earnings for the three months ended June 30, 2007 and 2006 are comprised of net income giving effect to the add-back of acquisition-related amortization of $1.5 million and $2.0 million, respectively, or $0.02 and $0.04 per diluted share, respectively, net of tax, and total stock-based compensation expense of $0.4 million and $0.3 million, respectively, or $0.01 and $0.00 per diluted share, respectively, net of tax. Please see “Explanation of Non-GAAP Financial Measures” below for a discussion of non-GAAP adjusted earnings and earnings per share.

As of June 30, 2007, the Company had cash and marketable securities of $87.1 million.

“Allscripts delivered record results in the second quarter and substantial progress towards our goal of making 2007 our strongest year ever,” said Glen Tullman, Chief Executive Officer of Allscripts. “Having invested in new technology and hired aggressively for future growth, we are in position to capitalize on the significant market opportunity during the second half of the year, which is traditionally the industry’s strongest sales period. We have a clear vision for leveraging software, connectivity and information to transform healthcare, and we continue to demonstrate our ability to deliver on that vision.”

Total revenue for the six months ended June 30, 2007 was $135.1 million, compared to $102.2 million for the six months ended June 30, 2006. Revenue from software and related services for the six months ended June 30, 2007 was $105.9 million, compared to $75.1 million for the same period last year, increasing by 41%. Gross margin percentage was consistent at 50% for the six months ended June 30, 2007 and 2006.

Net income for the six months ended June 30, 2007 was $10.5 million, or $0.18 per diluted share, compared to net income of $4.2 million, or $0.08 per diluted share, for the same period last year. Non-GAAP adjusted earnings for the six months ended June 30, 2007 were $14.4 million, or $0.24 per diluted share, compared to non-GAAP adjusted earnings of $7.5 million, or $0.15 per diluted share for the same period last year. Non-GAAP adjusted earnings for the six months ended June 30, 2007 and 2006 are comprised of net income giving effect to the add-back of acquisition-related amortization of $3.1 million and $2.9 million, respectively, or $0.05 and $0.06 per diluted share, respectively, net of tax, and total stock-based compensation expense of $0.8 million and $0.5 million, respectively, or $0.01 per diluted share for both reported periods, net of tax.

Allscripts will conduct a conference call on Tuesday, August 7, 2007 at 4:30 PM Eastern Time. The conference call can be accessed by dialing 1-888-644-5594 and requesting the Allscripts earnings call, or via the Internet at www.allscripts.com. A recording of the conference call will be available for a period of two weeks following the call at www.allscripts.com or by calling 1-800-642-1687, ID # 7223232.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release non-GAAP adjusted earnings (and related per share amounts), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP adjusted earnings consists of GAAP net income, excluding acquisition-related amortization and stock-based compensation expense under SFAS No. 123R, in each case net of any related tax benefit.

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Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP adjusted earnings because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts’ business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

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Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP adjusted earnings because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts’ business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and should also note that such expense will recur in future periods.

Management also believes that non-GAAP adjusted earnings (and related per share amounts) provides useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the Company’s core operating results. Note however, that non-GAAP adjusted earnings is a performance measure only, and it does not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts’ results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts is the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare. The Company’s business units provide unique solutions that inform, connect and transform healthcare. Allscripts award-winning software applications include Electronic Health Records, practice management, e-prescribing, document imaging, emergency department, and care management solutions, all offered through the Company’s Clinical Solutions units. Additionally, Allscripts provides clinical product education and connectivity solutions for physicians and patients through its Physicians Interactive™ unit, and medication fulfillment services through its Medication Services unit. To learn more, visit Allscripts on the Web at www.allscripts.com.

This announcement may contain forward-looking statements about Allscripts Healthcare Solutions that involve risks and uncertainties. These statements are developed by combining currently available information with Allscripts beliefs and assumptions. Forward-looking statements do not guarantee future performance. Because Allscripts cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, Allscripts’ actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect Allscripts, see the Company’s 2006 Annual Report on Form 10-K, available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands)

(Unaudited)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$40,376	$42,461
Marketable securities	26,992	14,553
Accounts receivable, net	69,610	55,579
Deferred taxes, net	26,716	27,437
Inventories	4,012	3,247
Prepaid expenses and other current assets	15,021	10,620

Total current assets	182,727	153,897
Long-term marketable securities	19,734	26,024
Fixed assets, net	17,111	14,094
Software development costs, net	18,540	12,285
Intangible assets, net	72,927	78,050
Goodwill	184,124	188,261
Other assets	4,308	4,999

Total assets	$499,471	$477,610

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,267	$9,294
Accrued liabilities	21,701	26,546
Deferred revenue	38,613	35,549
Current portion of long-term debt	268	258

Total current liabilities	72,849	71,647
Long-term debt	85,304	85,441
Deferred income taxes	3,294	3,915
Other liabilities	2,022	357

Total liabilities	163,469	161,360
Stockholders’ equity	336,002	316,250

Total liabilities and stockholders’ equity	$499,471	$477,610

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Software and related services	$54,681	$46,745	$105,921	$75,059
Prepackaged medications	10,939	10,508	21,168	22,018
Information services	4,421	2,761	7,974	5,141

Total revenue	70,041	60,014	135,063	102,218

Cost of revenue:
Software and related services	22,797	18,504	45,179	29,985
Prepackaged medications	9,141	8,716	17,449	18,042
Information services	2,632	1,522	4,691	2,794

Total cost of revenue	34,570	28,742	67,319	50,821

Gross profit	35,471	31,272	67,744	51,397

Operating expenses:
Selling, general and administrative expenses	25,425	23,122	47,799	39,930
Amortization of intangibles	2,576	3,281	5,152	4,651

Income from operations	7,470	4,869	14,793	6,816
Interest expense	(930)	(940)	(1,863)	(1,835)
Interest income and other, net	1,106	631	2,143	1,712
Gain on sale of equity investment	2,392	—	2,392	—

Income before income taxes	10,038	4,560	17,465	6,693
Income taxes	(4,010)	(1,733)	(6,970)	(2,543)

Net income	$6,028	$2,827	$10,495	$4,150

Net income per share—basic	$0.11	$0.05	$0.19	$0.09

Net income per share—diluted	$0.10	$0.05	$0.18	$0.08

Weighted average shares of common stock outstanding used in computing basic net income per share	55,648	52,202	55,146	48,573

Weighted average shares of common stock outstanding used in computing diluted net income per share	64,802	55,282	64,327	51,665

Allscripts Healthcare Solutions, Inc.

Reconciliation of Non-GAAP Adjusted Earnings and Non-GAAP Adjusted Earnings Per Share

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net Income	$6,028	$2,827	$10,495	$4,150

Acquisition-Related Amortization (tax effected at 38% for 2006 and 40% for 2007)	1,546	2,034	3,091	2,884
Stock-Based Compensation Expense (tax effected at 38% for 2006 and 40% for 2007)	374	258	767	510

Non-GAAP Adjusted Earnings	$7,948	$5,119	$14,353	$7,544

Weighted average shares of common stock outstanding used in computing diluted non-GAAP adjusted earnings per share	64,802	55,282	64,327	51,665

Non-GAAP Adjusted Earnings per share—diluted	$0.13	$0.09	$0.24	$0.15